Exhibit 12.1

ESSEX PROPERTY TRUST, INC. AND SUBSIDIARIES
Schedule of computation of Ratio and Earnings to Fixed Charges and Preferred Stock Dividends
(Dollars in thousands, except ratios)

	Three Months ended March 31,		Years ended December 31,
	2016		2015		2014		2013		2012
Earnings before fixed charges:
Income before discontinued operations	$86,907		$248,239		$134,438		$140,882		$127,653
Interest expense	52,466		204,827		164,551		116,524		111,888
Interest portion of rental expense	241		559		267		136		130
Total earnings before fixed charges	$139,614		$453,625		$299,256		$257,542		$239,671

Fixed charges:
Interest expense	$52,466		$204,827		$164,551		$116,524		$111,888
Capitalized interest	3,055		15,571		22,510		16,486		10,346
Interest portion of rental expense	241		559		267		136		130
Total fixed charges	$55,762		$220,957		$187,328		$133,146		$122,364

Preferred stock dividends	1,314		5,255		5,291		5,472		5,472

Total fixed charges and preferred
stock dividends and preferred unit distributions	$57,076		$226,212		$192,619		$138,618		$127,836

Ratio of earnings to fixed charges
(excluding preferred stock dividends
and preferred unit distributions)	2.50	X	2.05	X	1.60	X	1.93	X	1.96	X

Ratio of earnings to combined fixed
charges and preferred stock dividends
and preferred unit distributions	2.45	X	2.01	X	1.55	X	1.86	X	1.87	X

ESSEX PORTFOLIO, L.P. AND SUBSIDIARIES
Schedule of computation of Ratio and Earnings to Fixed Charges and Preferred Unit Distributions
(Dollars in thousands, except ratios)

	Three Months ended March 31,		Years ended December 31,
	2016		2015		2014		2013		2012
Earnings before fixed charges:
Income before discontinued operations	$86,907		$248,239		$134,438		$140,882		$127,653
Interest expense	52,466		204,827		164,551		116,524		111,888
Interest portion of rental expense	241		559		267		136		130
Total earnings before fixed charges	$139,614		$453,625		$299,256		$257,542		$239,671

Fixed charges:
Interest expense	$52,466		$204,827		$164,551		$116,524		$111,888
Capitalized interest	3,055		15,571		22,510		16,486		10,346
Interest portion of rental expense	241		559		267		136		130
Total fixed charges	$55,762		$220,957		$187,328		$133,146		$122,364

Preferred interest distributions	1,314		5,255		5,291		5,472		5,472
Total fixed charges and preferred
interest and preferred unit distributions	$57,076		$226,212		$192,619		$138,618		$127,836

Ratio of earnings to fixed charges
(excluding preferred interest
and preferred unit distributions)	2.50	X	2.05	X	1.60	X	1.93	X	1.96	X

Ratio of earnings to combined fixed
charges and preferred interest and
preferred unit distributions	2.45	X	2.01	X	1.55	X	1.86	X	1.87	X